Exhibit 5.2

Paris, August 29, 2025

TotalEnergies SE

2, place Jean Millier

La Défense 6

92400 Courbevoie

France

TotalEnergies Capital

2, place Jean Millier

La Défense 6

92400 Courbevoie

France

TotalEnergies Capital USA, LLC

1201 Louisiana Street

Suite 1800

Houston, Texas 77002

United States

TotalEnergies Capital International

2, place Jean Millier

La Défense 6

92400 Courbevoie

France

Dear Ladies and Gentlemen:

In connection with the registration under the Securities Act of 1933, as amended (the “Act”), of an indeterminate aggregate amount of debt securities (the “TotalEnergies Debt Securities”) of TotalEnergies SE, a European company (Societas Europaea or SE) organized under the laws of the Republic of France (“TotalEnergies”), guaranteed debt securities (the “TotalEnergies Capital Guaranteed Securities”) of TotalEnergies Capital, a société anonyme organized under the laws of the Republic of France (“TotalEnergies Capital”), guaranteed debt securities (the “TotalEnergies USA Guaranteed Securities”) of TotalEnergies Capital USA, LLC, a Delaware limited liability company (“TotalEnergies USA”), guaranteed debt securities (the “TotalEnergies Capital International Guaranteed Securities”) of TotalEnergies Capital International, a société anonyme organized under the laws of the Republic of France (“TotalEnergies Capital International”) (such securities collectively referred to herein as the “Debt Securities”) and the related guarantees of the TotalEnergies Capital Guaranteed Securities, the TotalEnergies USA Guaranteed Securities and the TotalEnergies Capital International Guaranteed Securities (collectively referred to herein as the “Guarantees”) by TotalEnergies, I, as Legal Director, Project & Corporate Finance of TotalEnergies, have examined such corporate records, certificates and other documents and such questions of law as I have considered necessary or appropriate for the purposes of this opinion.

Upon the basis of such examination, I advise you that, in my opinion, when (i) the Registration Statement on Form F-3 has been duly filed and has become automatically effective under the Act, (ii) each Indenture relating to the Debt Securities has been duly authorized and validly executed, (iii) the Debt Securities have been duly authorized and validly executed, and the terms of each of the Debt Securities and of their issuance and sale have been duly established in conformity with such respective Indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument then binding upon TotalEnergies, TotalEnergies Capital, TotalEnergies USA or TotalEnergies Capital International, as the case may be, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over TotalEnergies, TotalEnergies Capital, TotalEnergies USA or TotalEnergies Capital International, as the case may be, (iv) the Guarantees have been duly authorized and validly executed, (v) the text of the Guarantees related to each of the Debt Securities shall have been endorsed on the respective Debt Securities as contemplated in the respective Indenture, and (vi) each of the Debt Securities shall have been issued and sold as contemplated in the Registration Statement:

(1)	each of the Debt Securities will constitute valid and legally binding obligations of TotalEnergies, TotalEnergies Capital, TotalEnergies USA and TotalEnergies Capital International, respectively, subject in each case to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and

(2)	each of the Guarantees related to the TotalEnergies Capital Guaranteed Securities, TotalEnergies USA Guaranteed Securities and TotalEnergies Capital International Guaranteed Securities will constitute a valid and legally binding obligation of TotalEnergies, subject in each case to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

The foregoing opinion is limited to the laws of the State of New York, and I am expressing no opinion as to the effect of the laws of any other jurisdiction. I also understand you are relying on my opinion, dated August 29, 2025, as to all matters governed by the laws of the Republic of France, which opinion is being concurrently delivered to you.

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I hereby consent to the filing of this opinion as an exhibit to the Registration Statement relating to the TotalEnergies Debt Securities, the TotalEnergies Capital Guaranteed Securities, the TotalEnergies USA Guaranteed Securities, the TotalEnergies Capital International Guaranteed Securities and the Guarantees and to the references to me under the caption “Legal Matters” in the Prospectus included therein. In giving such consent I do not thereby admit that I am within the categories of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ Matthew Clayton
Matthew Clayton
Legal Director, Project & Corporate Finance of TotalEnergies